Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Magnum Hunter Resources, Inc. 401(k) Employee Stock Ownership Plan

Denver, Colorado

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-125621) of our report dated May 19, 2009 relating to the financial statements and supplemental schedule of the Magnum Hunter Resources, Inc. 401(k) Employee Stock Ownership Plan as of and for the year ended December 31, 2008, appearing in this Annual Report on Form 11-K.

/s/ HEIN & ASSOCIATES LLP

Denver, Colorado

June 29, 2010